Exhibit 4.1

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

CHKM FINANCE CORP.

and

the Guarantors named herein

5.875% SENIOR NOTES DUE 2021

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF JANUARY 4, 2012

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

This SUPPLEMENTAL INDENTURE, dated as of January 4, 2012, is among Chesapeake Midstream Partners, L.P., a Delaware limited partnership (the “Company”), CHKM Finance Corp. a Delaware corporation (“Finance Corp.” and together with the Company, the “Issuers’’), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, the initial Guarantors and the Trustee entered into an Indenture, dated as of April 19, 2011 (the “Indenture”), pursuant to which the Company has issued $350,000,000 in principal amount of 5.875% Senior Notes due 2021 (the “Notes”);

WHEREAS, Section 9.01(g) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture to add Guarantors without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the constituent documents of the Issuers and of the Guarantors necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers and the Guarantors, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Supplemental Indenture is supplemental to the Indenture and docs and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.

ARTICLE 2

Section 2.01. From this date, by executing this Supplemental Indenture. Appalachia Midstream Services, L.L.C., an Oklahoma limited liability company, is subject to the provisions of the Indenture as a Guarantor to the extent provided for in Article 10 thereunder, and subject to the limitations and release provisions therein.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein, without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

BY:	CHESAPEAKE MIDSTREAM GP, L.L.C., ITS GENERAL PARTNER

By	/s/ J. Michael Stice
Name:	J. Michael Stice
Title:	Chief Executive Officer

CHKM FINANCE CORP.

By	/s/ J. Michael Stice
Name:	J. Michael Stice
Title:	Chief Executive Officer

GUARANTORS

CHESAPEAKE MLP OPERATING, L.L.C.
APPALACHIA MIDSTREAM SERVICES, L.L.C.
BLUESTEM GAS SERVICES, L.L.C.
CHESAPEAKE MIDSTREAM GAS SERVICES, L.L.C.
MAGNOLIA MIDSTREAM GAS SERVICES, L.L.C.
OKLAHOMA MIDSTREAM GAS SERVICES, L.L.C.
PONDER MIDSTREAM GAS SERVICES, L.L.C.
TEXAS MIDSTREAM GAS SERVICES, L.L.C.

By	/s/ J. Michael Stice
Name:	J. Michael Stice
Title:	Chief Executive Officer

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By	/s/ LINDA GARCIA
Name:	LINDA GARCIA
Title:	Vice President